UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

HOMOLOGY MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Patriots Park Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

(781) 301-7277

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FIXX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 16, 2023, Homology Medicines, Inc. (“Homology” or the “Company”), Kenobi Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Q32 Bio Inc., a Delaware corporation (“Q32”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Q32, with Q32 continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”).

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, (i) immediately prior to the effective time of the Merger (the “Effective Time”), all Q32 preferred stock will be converted into Q32 common stock pursuant to the organizational documents of Q32 (the “Q32 Preferred Stock Conversion”), and (ii) at the Effective Time, (a) each outstanding share of Q32 common stock (excluding Q32 common stock issued in the Concurrent Financing, as described below) will be converted into the right to receive a number of shares of the Company’s common stock (“Company Common Stock”), calculated in accordance with the Merger Agreement, (b) each outstanding Q32 stock option and warrant that has not previously been exercised prior to the closing of the Merger will be assumed by the Company and become an option or warrant, as applicable, to purchase a number of shares of Company Common Stock and (c) the Q32 common stock issued in the Concurrent Financing will be converted into the right to receive a number of shares of the Company’s Common Stock calculated in accordance with the Merger Agreement.

The shares of Company Common Stock that will be issued to stockholders of Q32 will be calculated using a formula in the Merger Agreement based on the equity value of each of Q32 and the Company. Q32 has been ascribed an aggregate equity value of $195 million and the Company’s equity value is expected to be approximately $80 million subject to adjustment based on the amount of net cash of the Company at closing of the Merger.

Concurrent Financing

Pursuant to the Merger Agreement, immediately prior to the Effective Time, Q32 will consummate a financing through the sale of its common stock for aggregate gross proceeds of $42 million based on the same aggregate equity value of Q32 used in the Merger (the “Concurrent Financing”). On November 16, 2023, Q32 entered into subscription agreements with certain accredited investors (the “Investors”) for the Concurrent Financing with expected gross proceeds to Q32 of $42 million. In connection with the Concurrent Financing, at the closing of the Merger, Q32 will enter into a registration rights agreement with the Investors providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares of common stock sold in the Concurrent Financing.

The consummation of the transactions contemplated by the subscription agreements is conditioned on the satisfaction or waiver of the conditions set forth in the Merger Agreement and in the subscription agreements. Shares of Q32 common stock issued pursuant to the Concurrent Financing will be converted into shares of Company Common Stock in the Merger in accordance with the Merger Agreement.

Conditions to the Merger

The closing of the Merger is subject to the satisfaction or, to the extent permitted by law, the waiver of certain conditions including, among other things, (i) the required approvals by each respective party’s stockholders, (ii) the accuracy of the respective representations and warranties of each party, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and the other transactions contemplated by the Merger Agreement, (v) the shares of Company Common Stock to be issued in the Merger being approved for listing (subject to official notice of issuance) on The Nasdaq Stock Market (“Nasdaq”), (vi) the Concurrent Financing results in cash proceeds of not less than $42 million to Q32, (vii) the Registration Statement (as defined below) having become effective in accordance with the provisions of the Securities Act, and not being subject to any stop order or proceeding seeking a stop order, and (viii) the Q32 Preferred Stock Conversion will have been effected as of the closing date of the Merger.

Governance

At the Effective Time, the Board of Directors of the combined company is expected to consist of nine (9) members, two (2) of whom will be designated by the Company and seven (7) of whom will be designated by Q32.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Q32, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and Q32, indemnification of directors and officers, and the Company’s and Q32’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

In connection with the Merger, the Company will prepare and file a combined registration statement on Form S-4 registering the Company Common Stock to be issued to Q32’s stockholders in the Merger, other than the shares issued in the Concurrent Financing (the “Registration Statement”), and proxy statement with respect to the meeting of the Company’s stockholders (the “Proxy Statement”) at which, among other things, the Company has agreed to seek the approval of the Company’s stockholders with respect to certain actions, including (i) the issuance of Company Common Stock to the Q32 stockholders in connection with the Merger and the other transactions contemplated under the Merger Agreement, pursuant to the Merger Agreement and Nasdaq rules, and (ii) the amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Company Common Stock and to effect a reverse stock split of all outstanding shares of Company Common Stock (collectively, the “Company Stockholder Matters”).

The Merger Agreement contains certain customary termination rights, including, among others, (i) the mutual written consent of the parties, (ii) the right of either party to terminate the Merger Agreement if the Company’s stockholders fail to approve the issuance of Company Common Stock in the Merger and the Company Stockholder Matters, (iii) the right of the Company to terminate the Merger Agreement if Q32 does not deliver its required stockholder vote within fifteen (15) days after the Registration Statement becomes effective, (iv) the right of either party to terminate the Merger Agreement if the other party’s board of directors changes or withdraws its recommendation in favor of the transactions contemplated under the Merger Agreement, (v) the right of either party to terminate the Merger Agreement if the Merger has not occurred by May 16, 2024 (subject, under certain circumstances, to extension for an additional ninety (90) days), (vi) the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions, and (vii) the right of either party to terminate the Merger Agreement if a court of competent jurisdiction or other governmental body issues a final and non-appealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger and the other transactions contemplated by the Merger Agreement.

The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Q32 may be required to pay the Company a termination fee of $5.85 million, or the Company may be required to pay Q32 a termination fee of $2.4 million.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K (this “Current Report”) in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Q32 or their respective affiliates or to modify or supplement any factual disclosures about the Company, Q32 or their respective affiliates in public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of the Company and Q32 that were made solely for the purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties thereto, and which may be subject to important qualifications and limitations agreed to by the Company and Q32 in connection with the negotiated terms of the Merger Agreement. Moreover, such representations and warranties may not be accurate or complete as of any specified date, have been modified or qualified by certain disclosures between the parties made in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself, and may apply contractual standards of materiality in a way that is different from that which may be viewed as material by the Company’s stockholders, Q32’s stockholders or other security holders. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and were not intended, and should not be relied upon, as statements of fact. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Q32’s public disclosures.

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain executive officers, directors and stockholders (together with their affiliates), including certain investors in the Concurrent Financing, of Q32 (solely in their respective capacities as Q32 stockholders) who beneficially own an aggregate of approximately 74.1% of the outstanding Q32 common stock and Q32 preferred stock (the “Q32 Capital Stock”) as of October 31, 2023 have entered into support agreements with the Company to vote all of their shares of Q32 Capital Stock in favor of adoption of the Merger Agreement (the “Q32 Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of Q32 Capital Stock in favor of the adoption of the Merger Agreement and approval of the Merger, and against any competing acquisition proposal and against any agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

The foregoing description of the Q32 Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Q32 Support Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Concurrently with the execution and delivery of the Merger Agreement, certain executive officers and directors of the Company (solely in their respective capacities as the Company stockholders) who beneficially own an aggregate of approximately 18.2% of the outstanding Company Common Stock as of November 15, 2023 have entered into support agreements with Q32 to vote all of their shares of Company Common Stock in favor of approval of the Merger Agreement (the “Company Support Agreements”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of Company Common Stock in favor of the issuance of Company Common Stock in the Merger and the other transactions contemplated by the Merger Agreement, against any competing acquisition proposal, and against any agreement or transaction that would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

The foregoing description of the Company Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Company Support Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Lock-Up Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain directors of the Company, who are expected to continue following the closing, holding less than 1% of the outstanding Company Common Stock as of November 10, 2023 and certain officers, directors and stockholders of Q32 holding approximately 74.1% of the Q32 Capital Stock as of October 31, 2023 have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they accepted certain restrictions on transfers of shares of Company Common Stock for the 180-day period following the closing of the Merger, subject to certain customary exceptions.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Lock-Up Agreements, which are filed herewith as Exhibit 10.3 and Exhibit 10.4 and are incorporated by reference herein.

Contingent Value Rights Agreement

At the Effective Time, if any Legacy Assets (as defined below) have not been disposed of in a Legacy Asset Disposition (as defined below) or if additional consideration may be payable for the Legacy Assets (as defined below) after closing of the Merger, the Company and Equiniti Trust Company, LLC, a New York limited liability company, as the initial rights agent (“Rights Agent”), will enter into a Contingent Value Rights Agreement (the “CVR Agreement”), pursuant to which the Company’s common stockholders of record as of the close of business on the last business day prior to the day on which the Effective Time occurs will receive one contingent value right (each, a “CVR”) for each outstanding share of Company Common Stock held by such stockholder on such date.

Each CVR will represent the contractual right to receive payments from the Company upon the actual receipt by the Company or its subsidiaries of certain contingent proceeds derived from any cash consideration that is paid to the Company or its subsidiaries as a result of the sale, transfer, license, assignment or other divestiture, disposition or commercialization of any of the Company’s assets, rights and interests relating to the Company’s HMI-103, HMI-204, Capsids and AAVHSC Platform, including any equity interests held directly or indirectly by the Company in Oxford Biomedica Solutions, LLC or its affiliates (“OXB Solutions”) pursuant to that certain Equity Securities Purchase Agreement, dated as of January 28, 2022, by and between the Company and OXB Solutions (the “Legacy Assets” and such disposition, a “Legacy Asset Disposition”), net of certain tax, transaction costs and certain other expenses.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the Rights Agent for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing summary of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is filed herewith as Exhibit 10.5 and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item, the information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 1.01 and in Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under the section titled “Governance” under Item 1.01 above is incorporated herein by reference.

On November 16, 2023, the Company and each of Albert Seymour, Ph.D., the Company’s President and Chief Executive Officer, and W. Bradford Smith, the Company’s Chief Financial and Business Officer and Treasurer, entered into an amendment to the executive’s employment agreement with the Company. On November 16, 2023, subject to the execution of the Merger Agreement, the Board terminated the employment of each of Albert Seymour, Ph.D. and W. Bradford Smith, effective as of November 17, 2023. In addition, on November 16, 2023, Dr. Seymour resigned from the Company’s board of directors, effective as of November 17, 2023.

The amendments to the Company’s employment agreements with Dr. Seymour and Mr. Smith entitle the executive to receive the following enhanced severance payments and benefits upon a termination without “cause” or resignation for “good reason” (as the terms were previously defined in the executive’s employment agreement), in addition to the severance payments and benefits that were previously provided under the executive’s employment agreement and subject to his timely execution of a release of claims and his compliance with restrictive covenants:

•	a lump-sum cash payment equal to $85,759.88 for Dr. Seymour and $69,345.14 for Mr. Smith,

•	lump-sum cash a payment equal to 50% of the executive’s target annual bonus for 2023,

•

an extension of the post-termination exercise period for the executive’s vested options until the first anniversary of the executive’s termination date; provided that no options will remain outstanding past the expiration date of the award and each option will be subject to early termination in connection with a corporate transaction, including the proposed Merger,

•

accelerated vesting of a prorated portion of the number of the executive’s service-vesting restricted stock units that are scheduled to vest on the first annual vesting date of the applicable award following the date of termination, with the proration determined by reference to the portion of the vesting year that has elapsed since the last annual vesting date of the applicable award (or since the grant date if no vesting has occurred), rounded down to the nearest whole restricted stock unit and

•

if the Merger closes on or before August 16, 2024, (i) payment of the additional severance payments and benefits that were previously provided under the executive’s employment agreement for a termination without “cause” or resignation for “good reason” upon or within 12 months following a change in control transaction (including “double trigger” vesting of outstanding service-vesting equity awards), except that Mr. Smith will no longer be entitled to receive the target annual bonus component of such severance payments and benefits and the target annual bonus component of such severance payments and benefits for Dr. Seymour was reduced from a payment equal to 150% of his target annual bonus to a payment equal to 25% of his target annual bonus, (ii) if the executive provides transition services from his termination until closing of the Merger to the reasonable satisfaction of the Company, a lump sum cash payment of $85,759.88 for Dr. Seymour and $69,345.14 for Mr. Smith, and (iii) an extension until the first anniversary of his termination date of the post-termination exercise period for options that vest upon closing of the Merger; provided that no options will remain outstanding past the expiration date of the award and each option will be subject to early termination in connection with a corporate transaction, including the proposed Merger.

Mr. Smith also entered into a consulting agreement with the Company following his termination of employment under which he will provide consulting services related to his former duties with the Company in exchange for a monthly consulting fee of $4,564.50. The consulting agreement will expire in February 2024 unless earlier terminated as provided in the agreement.

Also on November 16, 2023, subject to the execution of the Merger Agreement and effective as of November 17, 2023, the Board (i) appointed Paul G. Alloway, Ph.D., who currently serves as the Company’s Chief Legal Officer and Secretary, as the Company’s President, Chief Operating Officer and Secretary, and designated Dr. Alloway as the Company’s principal executive officer, and (ii) appointed Charles Michaud, Jr., who currently serves as the Company’s Vice President, Corporate Controller, as the Company’s Vice President, Corporate Controller and Treasurer, and designated Mr. Michaud as the Company’s principal financial officer and principal accounting officer.

Paul Alloway, Ph.D., age 52, has served as our Chief Legal Officer since March 2022 and our Secretary since June 2020 and prior to that, he served as our Senior Vice President, General Counsel from May 2020 to March 2022. Prior to joining Homology, Dr. Alloway was Vice President, Head of Legal and Corporate Secretary at Foghorn Therapeutics, a clinical-stage biotechnology company, from July 2018 to April 2020. Prior to joining Foghorn Therapeutics, Dr. Alloway served as Vice President and Senior Counsel at DRI Capital, a Canadian private-equity firm that specializes in pharmaceutical healthcare royalty investments, from October 2015 to June 2018. Dr. Alloway obtained his B.Sc. in Biology from the University of Toronto, his Ph.D. in Molecular and Cellular Biology from Dartmouth College and his J.D. from Suffolk University Law School.

Charles Michaud, Jr., age 56, has served as our Vice President, Finance since January 2023 and from June 2020 to December 2022 as our Corporate Controller. Prior to joining Homology Mr. Michaud was Corporate Controller for AOBiome Therapeutics a clinical-stage biotechnology company, from April 2019 to June 2020. Prior to joining AOBiome Therapeutics Mr. Michaud served as Controller and Director FP&A at Selecta Biosciences a clinical-stage biotechnology company. Mr. Michaud started his Career at Deloitte & Touche LLP in the audit and assurance function. Mr. Michaud obtained his B.Sc. in Management, his B.Sc. in Accounting from the University of Massachusetts, and his Master of Business Administration from Boston University. Mr. Michaud is a licensed CPA.

The Company also entered into an employment agreement with Mr. Michaud and an amended and restated employment agreement with Dr. Alloway, each to become effective upon his appointment.

Under Dr. Alloway’s amended and restated agreement, he is entitled to (i) an annual base salary of $462,425, (ii) a payment equal to 50% of his target annual bonus for 2023, subject to his continued employment through the payment date (the “Alloway Annual Bonus”) and (iii) a lump sum cash payment in an amount equal to his base salary for the number of days elapsed from July 27, 2023 through the closing of the Merger, subject to his continued employment and a maximum of seven months of base salary (i.e., a maximum of $269,747.92) (the “Alloway Change in Control Bonus”). If Dr.

Alloway is terminated by the Company without “cause” or he resigns for “good reason” (each within the meaning of and under his amended and restated employment agreement), subject to his timely execution of a release of claims and his compliance with restrictive covenants, he will be entitled to receive:

•	an amount in cash equal to his annual base salary,

•	payment of the Alloway Annual Bonus if it has not been paid prior to his termination,

•	up to twelve months of Company paid COBRA continuation coverage,

•

an extension of the post-termination exercise period for his vested and outstanding options until the first anniversary of his termination date; provided that no options will remain outstanding past the expiration date of the award and each option will be subject to early termination in connection with a corporate transaction, including the proposed Merger,

•

accelerated vesting of a prorated portion of the number of his unvested service-vesting restricted stock units that are scheduled to vest on the first annual vesting date of the applicable award following the date of termination, with the proration determined by reference to the portion of the vesting year that has elapsed since the last annual vesting date of the applicable award (or since the grant date if no vesting has occurred) rounded down to the nearest whole restricted stock unit,

•	if the termination is before the Merger closes, a lump sum cash payment of $115,606.25 (the “Partial Alloway Change in Control Bonus”),

•

if the termination is before the Merger closes, the Merger closes on or before August 16, 2024 and he provides transition services from his termination until closing of the Merger to the reasonable satisfaction of the Company, the excess of the Alloway Change in Control Bonus (determined disregarding the continued service requirement) over the Partial Alloway Change in Control Bonus, and

•

if the termination is on or during the 12 months following the date the Merger closes, (i) accelerated vesting of all unvested service-vesting equity or equity-based awards and (ii) an extension of the post-termination exercise period for his vested and outstanding options until the first anniversary of his termination date; provided that no options will remain outstanding past the expiration date of the award and each option will be subject to early termination in connection with a corporate transaction, including the proposed Merger.

Under Mr. Michaud’s employment agreement, he is entitled to (i) an annual base salary of $313,308, (ii) a payment equal to 50% of his target annual bonus or 2023, subject to his continued employment through the payment date (the “Michaud Annual Bonus”) and (iii) a lump sum cash payment in an amount equal to his base salary for the number of days elapsed from July 27, 2023 through the closing of the Merger, subject to his continued employment and a maximum of seven months of salary (i.e., a maximum of $182,763) (the “Michaud Change in Control Bonus”). If Mr. Michaud is terminated by the Company without “cause” or he resigns for “good reason” (each within the meaning of and under his amended and restated employment agreement), subject to his timely execution of a release of claims and his compliance with restrictive covenants, he will be entitled to receive:

•	an amount in cash equal to nine months of his annual base salary,

•	payment of the Michaud Annual Bonus if it has not been paid prior to his termination,

•	up to nine months of Company paid COBRA continuation coverage,

•

an extension of the post-termination exercise period for his vested and outstanding options until the first anniversary of his termination date; provided that no options will remain outstanding past the expiration date of the award and each option will be subject to early termination in connection with a corporate transaction, including the proposed Merger,

•

accelerated vesting of a prorated portion of the number of his unvested service-vesting restricted stock units that are scheduled to vest on the next annual vesting date of the applicable award, with the proration determined by reference to the portion of the vesting year that has elapsed since the last annual vesting date of the applicable award (or since the grant date if no vesting has occurred),

•	if the termination is before the Merger closes, a lump sum cash payment of $78,327.00 (the “Partial Michaud Change in Control Bonus”),

•

if the termination is before the Merger closes, the Merger closes on or before August 16, 2024 and he provides transition services from his termination until closing of the Merger to the reasonable satisfaction of the Company, the excess of the Michaud Change in Control Bonus (determined disregarding the continued service requirement) over the Partial Michaud Change in Control Bonus, and

•

if the termination is on or during the 12 months following the date the Merger closes, (i) accelerated vesting of all unvested service-vesting equity or equity-based awards and (ii) an extension of the post-termination exercise period for his vested and outstanding options until the first anniversary of his termination date; provided that no options will remain outstanding past the expiration date of the award and each option will be subject to early termination in connection with a corporate transaction, including the proposed Merger.

The foregoing descriptions do not purport to be complete and, with respect to the amendments to the employment agreements of Dr. Seymour and Mr. Smith, the amended and restated employment agreement with Dr. Alloway, the employment agreement with Mr. Michaud and the consulting agreement with Mr. Smith, are qualified in their entirety by reference to the full agreements, copies of which are attached as Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 10.9 and Exhibit 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Important Information about the Merger and Where to Find It

This Current Report relates to a proposed transaction between Homology and Q32. In connection with the proposed transaction, Homology intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Homology and that will constitute a prospectus with respect to shares of Homology’s common stock to be issued in the proposed transaction (the “Proxy Statement/Prospectus”). Homology may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement/Prospectus or any other document which Homology may file with the SEC. INVESTORS, Q32 STOCKHOLDERS AND HOMOLOGY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED BY HOMOLOGY WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, Q32 stockholders and Homology stockholders will also be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents containing important information about Homology, Q32 and the proposed transaction that are or will be filed with the SEC by Homology through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Homology will also be available free of charge on Homology’s website at https://investors.homologymedicines.com/financial-information/sec-filings or by contacting Homology’s investor relations department by email at IR@homologymedicines.com.

No Offer or Solicitation

This Current Report is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

Homology and certain of its directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of Homology stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Homology’s stockholders in connection with the proposed transaction will be set forth in the Proxy Statement/Prospectus on Form S-4 for the proposed transaction, which is expected to be filed with the SEC by Homology. Investors and security holders of Q32 and Homology are urged to read the Proxy Statement/Prospectus and other relevant documents that will be filed with the SEC by Homology carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus and other documents containing important information about Q32 and Homology through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Homology can be obtained free of charge by directing a written request to Homology Medicines, Inc., One Patriots Park, Bedford, MA 01730.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Homology and Q32, including the conditions to, and timing of, closing of the proposed transaction, the location and management of the combined company, the percentage ownership of the combined company, and the parties’ ability to consummate the proposed transaction, the concurrent financing, the composition of the Board of Directors of the combined company, the expected issuance of the CVR and the contingent payments contemplated by the CVR, the combined company’s expected cash and the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations into mid-2026, the listing of the combined company’s shares on Nasdaq, the expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of Q32’s product candidates, including its ADX-914 and ADX-097 programs, and anticipated milestones and timing therefor, among others. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,”

“expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Homology and Q32 to consummate the proposed transaction; (iii) the ability of Homology and Q32 to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Homology, Q32 or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Homology’s and/or Q32’s respective businesses; (vii) the ability of Homology and Q32 to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Homology’s or Q32’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Homology’s or Q32’s ability to pursue certain business opportunities or strategic transactions; (xi) the combined company’s need for additional funding, which may not be available; (xii) failure to identify additional product candidates and develop or commercialize marketable products; (xiii) the early stage of the combined company’s development efforts; (xiv) potential unforeseen events during clinical trials could cause delays or other adverse consequences; (xv) risks relating to the regulatory approval process; (xvi) interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; (xvii) Q32’s product candidates may cause serious adverse side effects; (xviii) inability to maintain our collaborations, or the failure of these collaborations; (xix) the combined company’s reliance on third parties, including for the manufacture of materials for our research programs, preclinical and clinical studies; (xx) failure to obtain U.S. or international marketing approval; (xxi) ongoing regulatory obligations; effects of significant competition; (xxii) unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; (xxiii) product liability lawsuits; (xxiv) securities class action litigation; (xxv) the impact of the COVID-19 pandemic and general economic conditions on our business and operations, including the combined company’s preclinical studies and clinical trials; (xxvi) the possibility of system failures or security breaches; risks relating to intellectual property; (xxvii) significant costs incurred as a result of operating as a public company; and (xxviii) such other factors as are set forth in Homology’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Homology’s Form 10-Q for the period ended September 30, 2023. Homology can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Homology undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

2.1^	Agreement and Plan of Merger, dated November 16, 2023, by and among Homology Medicines, Inc., Kenobi Merger Sub, Inc., and Q32 Bio Inc.

10.1	Form of Support Agreement by and between Homology Medicines, Inc. and certain stockholders of Q32 Bio Inc.

10.2	Form of Support Agreement by and between Q32 Bio Inc. and certain stockholders of Homology Medicines, Inc.

10.3	Form of Lock-Up Agreement by and between Q32 Bio Inc. and directors, officers and certain stockholders of Q32 Bio Inc.

10.4	Form of Lock-Up Agreement by and between Q32 Bio Inc. and certain directors of Homology Medicines, Inc.

10.5	Form of CVR Agreement.

10.6	Amendment to Amended and Restated Employment Agreement, dated November 16, 2023, by and between Homology Medicines, Inc. and Albert Seymour, Ph.D.

10.7	Second Amendment to Employment Agreement, dated November 16, 2023, by and between Homology Medicines, Inc. and W. Bradford Smith.

10.8	Amended and Restated Employment Agreement, dated November 16, 2023, by and between Homology Medicines, Inc. and Paul Alloway, Ph.D.

10.9	Employment Agreement, dated November 16, 2023, by and between Homology Medicines, Inc. and Charles Michaud, Jr.

10.10	Consulting Agreement, dated November 16, 2023, by and between Homology Medicines, Inc. and W. Bradford Smith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^

Registrant has omitted schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMOLOGY MEDICINES, INC.

Date: November 16, 2023	By:	/s/ Paul G. Alloway, Ph.D.
	Name:	Paul G. Alloway, Ph.D.
	Title:	Chief Legal Officer and Secretary